Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Strong First-Quarter 2012 Results

(Houston — May 7, 2012) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $230 million, or $1.02 per diluted limited partner unit, for the first quarter of 2012 as compared to net income attributable to Plains for the first quarter of 2011 of $182 million, or $0.90 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $382 million for the first quarter of 2012, compared with reported EBITDA of $326 million for the first quarter of 2011.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results, as detailed in the table below. Accordingly, the Partnership’s first-quarter 2012 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $320 million, $1.58 and $472 million, respectively.  The comparable amounts for the first quarter of 2011 were $202 million, $1.03 and $348 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and reconciliations of such measures to the comparable GAAP measures.)

“PAA delivered strong first-quarter results, underpinned by above-forecast performance from each of our segments,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “Adjusted EBITDA of $472 million surpassed the mid-point of our guidance by 18% driven by higher than forecasted pipeline volumes and solid execution during favorable market conditions.”

“We also increased our targeted 2012 organic growth capital program by $150 million to $1 billion and raised the mid-point of our annual Adjusted EBITDA guidance by $150 million, incorporating our strong first-quarter performance and our enhanced outlook for the remainder of the year.”

Armstrong added, “PAA ended the quarter with a strong balance sheet and comfortably within our targeted credit metrics.  On March 31, we had cash on hand to fully prefund the acquisition of the $1.67 billion Canadian NGL business from BP, which closed immediately following the end of the quarter.  Following the close of this large transaction, PAA maintained approximately $2.5 billion of committed liquidity.”

Armstrong also noted that with the distribution payable next week, PAA will have increased its year-over-year limited partner distributions by 7.7%, and remains on target to deliver 8-9% year-over-year distribution growth for 2012.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended
	March 31,
	2012	2011
Selected Items Impacting Comparability - Income / (Loss) (1):
Gains/(losses) from derivative activities	$(59)	$20
Equity compensation expense (2)	(26)	(14)
Net loss on early repayment of senior notes	—	(23)
Significant acquisition-related expenses	(4)	(4)
Other (3)	(1)	1
Selected items impacting comparability of net income attributable to Plains	(90)	(20)
Less: GP 2% portion of selected items impacting comparability	2	—
LP 98% portion of selected items impacting comparability	$(88)	$(20)

Impact to basic net income per limited partner unit	$(0.56)	$(0.14)
Impact to diluted net income per limited partner unit	$(0.56)	$(0.13)

(1)	Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)

Equity compensation expense for the three months ended March 31, 2012 and 2011 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(3)	Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the first quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$317	$236	$8,877	$275	$161	$7,435
Purchases and related costs (1)	(28)	(74)	(8,608)	(22)	(24)	(7,206)
Field operating costs (excluding equity compensation expense) (1)	(98)	(46)	(101)	(91)	(40)	(67)
Equity compensation expense - operations	(6)	(1)	(1)	(2)	(1)	—
Segment G&A expenses (excluding equity compensation expense) (2)	(22)	(14)	(27)	(16)	(14)	(23)
Equity compensation expense - general and administrative	(8)	(11)	(12)	(7)	(4)	(6)
Equity earnings in unconsolidated entities	7	—	—	—	—	—
Reported segment profit	$162	$90	$128	$137	$78	$133
Selected items impacting comparability of segment profit (3)	11	10	69	6	9	(16)
Segment profit excluding selected items impacting comparability	$173	$100	$197	$143	$87	$117

Maintenance capital	$24	$7	$4	$18	$3	$3

(1)	Includes intersegment amounts.
(2)

Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses for both the 2012 and 2011 periods.

(3)	Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

Adjusted segment profit for the Transportation segment for the first quarter of 2012 increased by 21% over comparable 2011 results.  The increase was primarily driven by higher pipeline tariffs, volumes and pipeline loss allowance revenue, partially offset by higher operating and general and administrative expenses.

Adjusted segment profit for the Facilities segment for the first quarter of 2012 increased 15% over comparable 2011 results, benefitting from increased capacity from recently completed organic growth projects and the Southern Pines and Yorktown acquisitions.

Adjusted segment profit for the Supply and Logistics segment for the first quarter of 2012 increased 68% over comparable 2011 results due primarily to increased crude oil lease gathering margins and volumes during a period of significant increases in US and Canadian crude oil production.

The Partnership’s basic weighted average units outstanding for the first quarter of 2012 totaled 157 million (158 million diluted) as compared to 143 million (144 million diluted) in last year’s first quarter. On March 31, 2012, the Partnership had approximately 161.3 million units outstanding, long-term debt of approximately $5.8 billion and long-term debt-to-total capitalization ratio of 47%.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

The Partnership has declared a quarterly distribution of $1.045 per unit ($4.18 per unit on an annualized basis) payable May 15, 2012, on its outstanding limited partner units.  This distribution represents an increase of approximately 7.7% over the quarterly distribution paid in May 2011 and an increase of approximately 2.0% over the quarterly distribution paid in February 2012.

The Partnership will hold a conference call at 11:00 AM (Eastern) on May 8, 2012 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the second quarter and full year 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”).  Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Tuesday, May 8, 2012 to discuss the following items:

1.                           The Partnership’s first-quarter 2012 performance;

2.                           The status of major expansion projects;

3.                           Capitalization and liquidity;

4.                           Financial and operating guidance for the second quarter and full year 2012; and

5.                           The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1059. International callers should dial 612-234-9960.  No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 242796.  The replay will be available beginning Tuesday, May 8, 2012, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) June 8, 2012.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to integrate the BP NGL Acquisition; failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2012	2011
REVENUES	$9,218	$7,694

COSTS AND EXPENSES
Purchases and related costs	8,502	7,079
Field operating costs	249	197
General and administrative expenses	94	70
Depreciation and amortization	60	63
Total costs and expenses	8,905	7,409

OPERATING INCOME	313	285

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	7	—
Interest expense	(65)	(65)
Other income/(expense), net	2	(22)

INCOME BEFORE TAX	257	198
Current income tax expense	(17)	(11)
Deferred income tax expense	(3)	(2)

NET INCOME	237	185
Less: Net income attributable to noncontrolling interests	(7)	(3)
NET INCOME ATTRIBUTABLE TO PLAINS	$230	$182

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$162	$129
GENERAL PARTNER	$68	$53

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.03	$0.90

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.02	$0.90

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	157	143

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	158	144

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended
	March 31,
	2012	2011
OPERATING DATA (1)
Transportation activities (Average Daily Volumes in thousands of barrels):
Tariff activities
All American	25	35
Basin	497	427
Capline	122	188
Line 63/Line 2000	118	94
Salt Lake City Area Systems (2)	130	136
Permian Basin Area Systems (2)	454	392
Mid-Continent Area Systems (2)	217	215
Manito	68	67
Rainbow	142	179
Rangeland	64	54
Refined products	112	97
Other	1,109	1,020
Tariff activities total	3,058	2,904
Trucking	108	99
Transportation activities total	3,166	3,003

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and NGL storage (average monthly capacity in millions of barrels)	78	67
Natural gas storage (average monthly capacity in billions of cubic feet)	76	59
NGL fractionation (average throughput in thousands of barrels per day)	11	11
Facilities activities total (average monthly capacity in millions of barrels) (3)	91	77

Supply and Logistics activities (Average Daily Volumes in thousands of barrels):
Crude oil lease gathering purchases	798	723
NGL sales	134	151
Waterborne cargos	—	26
Supply and Logistics activities total	932	900

(1)

Volumes associated with acquisitions represent total volumes for the number of days or months (dependent on the calculation) we actually owned the assets divided by the number of days or months in the period.

(2)	The aggregate of multiple systems in the respective areas.
(3)

Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets	$4,166	$4,351
Property and equipment, net	7,975	7,740
Goodwill	1,879	1,854
Restricted cash (1)	1,632	—
Linefill and base gas	577	564
Long-term inventory	146	135
Investments in unconsolidated entities	192	191
Other, net	514	546
Total assets	$17,081	$15,381

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,442	$4,511
Senior notes, net of unamortized discount	5,510	4,262
Long-term debt under credit facilities and other	284	258
Other long-term liabilities and deferred credits	332	376
Total liabilities	10,568	9,407

Partners’ capital excluding noncontrolling interests	5,997	5,450
Noncontrolling interests	516	524
Total partners’ capital	6,513	5,974
Total liabilities and partners’ capital	$17,081	$15,381

(1)	Restricted cash is associated with the BP NGL Acquisition, which was completed on April 1, 2012.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(in millions)

	March 31,	December 31,
	2012	2011
Short-term debt	$757	$679
Long-term debt	5,794	4,520
Total debt	$6,551	$5,199

Long-term debt	5,794	4,520
Partners’ capital	6,513	5,974
Total book capitalization	$12,307	$10,494
Total book capitalization, including short-term debt	$13,064	$11,173

Long-term debt-to-total book capitalization	47%	43%
Total debt-to-total book capitalization, including short-term debt	50%	47%

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2012	2011
Numerator for basic and diluted earnings per limited partner unit (1):
Net income attributable to Plains	$230	$182
Less: General partner’s incentive distribution	(65)	(50)
Less: General partner 2% ownership	(3)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$162	$129

Denominator:
Basic weighted average number of limited partner units outstanding	157	143
Effect of dilutive securities:
Weighted average LTIP units	1	1
Diluted weighted average number of limited partner units outstanding	158	144

Basic net income per limited partner unit	$1.03	$0.90

Diluted net income per limited partner unit	$1.02	$0.90

(1)

We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended
	March 31,
	2012	2011
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$237	$185
Add: Interest expense	65	65
Add: Income tax expense	20	13
Add: Depreciation and amortization	60	63
EBITDA	382	326
Selected items impacting comparability of EBITDA (1)	90	22
Adjusted EBITDA	$472	$348

(1)	Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended
	March 31,
	2012	2011
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$472	$348
Interest expense	(65)	(65)
Maintenance capital	(35)	(24)
Current income tax expense	(17)	(11)
Equity earnings in unconsolidated entities, net of distributions	(1)	5
Distributions to noncontrolling interests (1)	(12)	(11)
Other	—	(1)
Implied DCF	$342	$241

(1)	Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended
	March 31,
	2012	2011
Cash flow from operating activities reconciliation
EBITDA	$382	$326
Current income tax expense	(17)	(11)
Interest expense	(65)	(65)
Net change in assets and liabilities, net of acquisitions	(22)	384
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	39	20
Net cash provided by operating activities	$317	$654

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions, except per unit data) (continued)

	Three Months Ended
	March 31,
	2012	2011
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income attributable to Plains	$230	$182
Selected items impacting comparability of net income attributable to Plains	90	20
Adjusted net income attributable to Plains	$320	$202

Net income available to limited partners in accordance with application of the two-class method for MLPs	$162	$129
Limited partners’ 98% of selected items impacting comparability	88	20
Adjusted limited partners’ net income	$250	$149

Adjusted basic net income per limited partner unit	$1.59	$1.04

Adjusted diluted net income per limited partner unit	$1.58	$1.03

Basic weighted average units outstanding	157	143

Diluted weighted average units outstanding	158	144

Contacts :

Roy I. Lamoreaux	Al Swanson
Director, Investor Relations	Executive Vice President, CFO
(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036